Exhibit 99.1

CEVA Inc. Reports Second Quarter 2006 Financial Results
Continuous progress in DSP and Multimedia business and licensing revenue,
Non-GAAP net income for the first time in five quarters

SAN JOSE, Calif. - July 20, 2006 - CEVA, Inc. (NASDAQ: CEVA; LSE: CVA), the leading licensor of digital signal processor (DSP) cores, multimedia and storage platforms to the semiconductor industry, today announced financial results for the second quarter ended June 30, 2006.

Total revenue for the second quarter of 2006 was $8.4 million, a decrease of 12% compared to $9.5 million reported for the second quarter of 2005. Total revenue for the second quarter of 2006 increased 3% sequentially compared to $8.1 million reported for the first quarter of 2006. Second quarter of 2006 licensing revenue was $6.0 million, a decrease of 9% from the second quarter of 2005 and an increase of 13% from the first quarter of 2006.

Second quarter of 2006 royalty revenue was $1.4 million, a decrease of 11% compared to $1.6 million reported for the second quarter of 2005 and a decrease of 21% compared to $1.8 million reported for the first quarter of 2006. Revenue from services was $1.0 million for the second quarter of 2006, a decrease of 27% compared to $1.3 million for the second quarter of 2005 and a decrease of 2% compared to the first quarter of 2006.

Net loss for the second quarter of 2006 was $0.2 million, compared to net loss of $2.2 million for the second quarter of 2005 and net loss of $0.8 million for the first quarter of 2006. Net loss per share for the second quarter of 2006 was $0.01 per share compared to net loss of $0.12 per share for the second quarter of 2005 and net loss of $0.04 per share for the first quarter of 2006. The net loss for the second quarter of 2005 did not reflect the quarterly expense associated with equity based compensation which under Statement of Financial Accounting Standards No. 123R, “Share Based Payments” is required to be expensed for periods commencing after January 1, 2006.

In the second quarter of 2006, the Company recognized an equity-based compensation expense of $0.5 million pursuant to the adoption of SFAS 123R and a gain of $0.1 million reported in interest and other income related to the disposal of an investment. Non-GAAP net income and net income per share for the second quarter of fiscal 2006, excluding the equity-based compensation expense and the gain on investment, was $0.2 million and $0.01, respectively.

In the second quarter of 2006, nine license agreements were signed, bringing the total to sixteen new licensing agreements signed in the first six months of 2006. Of the nine license agreements, seven were for CEVA DSP cores and platforms, one for CEVA SATA technology and one for CEVA Bluetooth technology. In addition there was a renewal of a prepaid arrangement with an existing customer and a number of small PLL technology deals. Customer target applications for these licenses are cellular handsets, Mobile TV, consumer electronics, and networking products. Geographically, three license agreements were signed in the United States, five in Europe and one in the Asia Pacific region.

“The second quarter results illustrated continuous progress in our financial performance, both in revenue and profitability milestones set for 2006,” said Gideon Wertheizer, Chief Executive Officer of CEVA. “We continue to reduce the company’s operating expenses and for the first time in five quarters, we have presented a non-GAAP net income of $0.2 million. The recently announced divestment of our GPS technology and product line combined with the Company’s cost control measures should further allow us to achieve additional profitability milestones.”

Mr. Wertheizer added, “We signed nine license agreements in the second quarter, including one for our Mobile-Media2000 platform for deployment in a Mobile TV chip. This represents the fourth design win for our mobile multimedia platform in the lucrative personal multimedia player market and further reinforces our unique, all-in-software approach to developing multimedia platforms.”

Yaniv Arieli, Chief Financial Officer of CEVA, commented, “As of June 30, 2006, our total cash and marketable securities position was $63.6 million. DSO for the second quarter hit a record low of 66 days. We believe that following the completion of the GPS divestment and realization of the related costs savings, management’s goals of achieving positive operating income is obtainable in the near future.”

CEVA Conference Call
On July 20, 2006, CEVA’s management will conduct a conference call at 8:30 a.m. Eastern Time / 1:30 p.m. London time, to discuss the company’s operating performance for the quarter. The conference call will be available via the following dial-in numbers:

•	US Participants: Dial 1-888-459-5609 (CEVA reference number # 7595119)
•	UK/Rest of World: Dial +44-800-032-3836 (CEVA reference number # 7595119)

The conference call also will be available live via the Internet by accessing the CEVA web site at www.ceva-dsp.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing 1-877-519-4471 (passcode: 7595119) for U.S. domestic callers and +44-800-169-3875 (passcode: 7595119) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on July 27, 2006. The replay will also be available at CEVA's web site at www.ceva-dsp.com.

About CEVA, Inc.
Headquartered in San Jose, Calif., CEVA is the leading licensor of digital signal processor (DSP) cores, multimedia and storage platforms to the semiconductor industry. CEVA licenses a family of programmable DSP cores, associated SoC system platforms and a portfolio of application platforms, including multimedia, audio, Voice over Packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2005, CEVA's IP was shipped in over 130 million devices. For more information visit www.ceva-dsp.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including Mr. Wertheizer’s statements about achieving management goals relating to revenues and profitability, CEVA’s cost costing measures and CEVA’s ability to capitalize on the lucrative personal multimedia player market using its all-in-software approach. Additional forward-looking statements include Mr. Arieli’s statements about the cost savings associated with the GPS divestment and achieving positive operating income in the near future. The risks, uncertainties and assumptions include: the ability of the CEVA-X line of products to continue to be a strong growth driver for the Company; intense competition within, and challenging period of growth experienced by, the industry in which the Company competes; failure of the market for the Company’s technology to develop as expected, especially in the case of newly introduced or planned to be introduced technologies; the Company’s ability to timely and successfully develop and introduce new technologies and penetrate new markets; the Company’s reliance on revenue derived from a limited number of licensees; the Company’s ability to capitalize on the lucrative personal multimedia player market; the Company’s ability to realize cost savings from the GPS divestment; the Company’s ability to continue its cost saving measures, and other risks relating to the Company’s business, including, but not limited to, those that are described from time to time in the Company's Securities and Exchange Commission filings, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports filed after the Form 10-K. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For More Information Contact:
Yaniv Arieli
CEVA, Inc.
CFO
1.408.514.2941
yaniv.arieli@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - U.S. GAAP

U.S. dollars in thousands, except per share data

	Quarter ended		Six Months ended
	June 30,		June 30,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$7,455	$8,219	$14,615	$17,066
Other revenue	957	1,309	1,931	2,503

Total revenues	8,412	9,528	16,546	19,569

Cost of revenues	1,135	1,116	2,030	2,409

Gross profit	7,277	8,412	14,516	17,160

Operating expenses:
Research and development, net	4,873	5,515	9,889	10,441
Sales and marketing	1,606	1,560	3,377	3,236
General and administrative	1,474	1,611	2,958	3,082
Amortization of intangible assets	141	218	331	441
Reorganization and severance charge	-	1,657	-	1,657
Impairment of assets	-	510	-	510

Total operating expenses	8,094	11,071	16,555	19,367

Operating income (loss)	(817)	(2,659)	(2,039)	(2,207)
Interest and other income, net	630	443	1,171	778

Income (loss) before taxes on income	(187)	(2,216)	(868)	(1,429)
Taxes on income	30	-	150	160

Net income (loss)	(217)	(2,216)	(1,018)	(1,589)

Basic and diluted net income (loss) per share	$(0.01)	$(0.12)	$(0.05)	$(0.08)

Weighted-average number of Common Stock used in computation of net income (loss) per share (in thousands):
Basic	19,142	18,742	19,104	18,713
Diluted	19,142	18,742	19,104	18,713

CEVA, INC. AND ITS SUBSIDIARIES

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except per share data

	Quarter ended		Six Months ended
	June 30,		June 30,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$7,455	$8,219	$14,615	$17,066
Other revenue	957	1,309	1,931	2,503

Total revenues	8,412	9,528	16,546	19,569

Cost of revenues	1,126	1,116	2,006	2,409

Gross profit	7,286	8,412	14,540	17,160

Operating expenses:
Research and development, net	4,739	5,515	9,536	10,441
Sales and marketing	1,528	1,560	3,197	3,236
General and administrative	1,190	1,611	2,365	3,082
Amortization of intangible assets	141	218	331	441
Total operating expenses	7,598	8,904	15,429	17,200

Operating income (loss)	(312)	(492)	(889)	(40)
Interest and other income, net	573	443	1,114	778

Income (loss) before taxes on income	261	(49)	225	738
Taxes on income	30	-	150	160

Net income (loss)	231	(49)	75	578

Non-GAAP basic and diluted net income (loss) per share	$0.01	$(0.003)	$0.004	$0.03
Weighted-average number of Common Stock used in computation of non-GAAP net income (loss) per share (in thousands):
Basic	19,142	18,742	19,104	18,713
Diluted	19,443	18,742	19,372	19,088

The above non-GAAP condensed consolidated statements of operations have been adjusted to exclude the following items to U.S. GAAP reported net income (loss):

	Quarter ended		Six Months ended
	June 30,		June 30,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Reported net income (loss) per U.S. GAAP	(217)	(2,216)	(1,018)	(1,589)
Adjustments
Equity based compensation expense included in cost of revenue	9	-	24	-
Equity based compensation expense included in research and development expenses	134		353
Equity based compensation expense included in sales and marketing expenses	78		180
Equity based compensation expense included in general and administrative expenses	284		593
Interest and other income, net (1)	(57)	-	(57)	-
Reorganization and severance charge (2)	-	1,657	-	1,657
Impairment of assets (1)	-	510	-	510
Non-GAAP net income (loss)	231	(49)	75	578

(1)	Results for the second quarter of 2006 included a gain of $0.1 million reported in interest and other income related to the disposal of an investment.

(2)
Results for the second quarter of 2005 included a reorganization and severance charge of $1.7 million associated with the previously announced plans to reduce the Company’s operating expenses, primarily those related to general and administrative functions, and a one-time impairment charge of $0.5 million principally arising from our decision to cease the CEVA Bluetooth technology line. This $0.5 million was comprised of the remaining intangibles attributed to the Bluetooth technology of $0.4 million and a $0.1 million charge related to the impairment of other redundant assets.

These adjustments reconcile the Company's reported results of operations to the non-GAAP results of operations. The Company believes that presentation of net loss and net loss per share excluding non-cash equity-based compensation, a gain related to the disposal of an investment reorganization and severance charge and impairment of assets charge provides meaningful supplemental information to investors as it allows investors to better understand the underlying business trend of the Company and how the expenses associated with the adoption of SFAS 123R are reflected in the Company’s statements of operations. The Company also believes that the non-GAAP presentation of excluding the equity-based compensation expense for its financial results for the first six months of 2006 in comparison to its financial results for the first six months of 2005 facilitates comparison of operating results across reporting periods since the Company’s financial results for the first six months of 2005 would not have included equity-based compensation expense. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should not be viewed as a substitute for the Company's reported GAAP results, and may be different than the non-GAAP measures used by other companies.

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. Dollars in Thousands

	June 30,	December 31,
	2006	2005
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$30,113	$35,111
Marketable securities and bank deposits	33,480	26,509
Trade receivables, net	6,086	6,159
Deferred tax assets	543	600
Prepaid expenses	769	1,040
Other current assets	1,267	1,042
Total current assets	72,258	70,461
Long-term investments:
Severance pay fund	2,205	1,912
Deferred tax assets	382	292
Property and equipment, net	2,111	3,226
Investment	5,984	-
Goodwill	36,498	38,398
Other intangible assets, net	284	1,460
Total assets	$119,722	$115,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$630	$548
Accrued expenses and other payables	8,929	7,778
Taxes payable	363	442
Deferred revenues	377	453
Total current liabilities	10,299	9,221

Accrued severance pay	2,337	2,100
Accrued liabilities	1,967	2,195

Total liabilities	14,603	13,516

Stockholders' equity:
Common Stock:	19	19
Additional paid in-capital	142,722	138,818
Accumulated deficit	(37,622)	(36,604)
Total stockholders' equity	105,119	102,233
Total liabilities and stockholders' equity	$119,722	$115,749